UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	001-39590	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into a Material Definitive Agreement

On February 25, 2021, fuboTV Inc. (the “Company”), entered into a lease agreement (the “Lease”), by and among the Company and HWA 1290 III LLC, HWA 1290 IV LLC and HWA 1290 V LLC, (collectively, the “Landlord”), for approximately 55,042 rentable square feet located at 1290 Avenue of the Americas, New York, New York 10104. The Lease will replace the lease for the Company’s existing New York headquarters. The Lease is for a term of fourteen (14) years, which is expected to commence on October 1, 2021. The annual fixed rent under the Lease will be: $4,128,150.00 for the first four (4) years of the lease; $4,403.360.00 for years five (5) through eight (8); and $4,678,570.00 for years nine (9) through twelve (12). In addition to the annual fixed rent, the Landlord will have the right from time to time to give the Company a statement for the Landlord’s good faith estimate of operating expenses and real estate taxes payable by the Company under the lease. The Company has an option to extend the term of the Lease for an additional five (5) years, at a fixed annual rate that is the fair market rent as of the beginning of the extension term as agreed to by the parties or determined by a neutral arbitration process.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Lease dated February 23, 2021 by and among fuboTV Inc. and HWA 1290 III LLC, HWA 1290 IV LLC and HWA 1290 V LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FUBOTV INC.

Date: March 3, 2021	By	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer